Exhibit (a)(17)

                           SCUDDER VARIABLE SERIES II

                             Redesignation of Series

         The undersigned, being all of the Trustees of Scudder Variable Series II, a Massachusetts business trust (the "Trust"), acting pursuant to Article III, Section 1 of the Amended and Restated Agreement and Declaration of Trust dated April 24, 1998, as amended (the "Declaration of Trust"), do hereby amend the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest dated March 20, 2002, as filed with the Secretary of The Commonwealth of Massachusetts, as follows:

         1. The series presently designated as Scudder High Yield Portfolio is hereby redesignated "Scudder High Income Portfolio."


         All other terms and conditions of the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest dated March 20, 2002 shall remain in effect.

         The foregoing Redesignation of Series shall be effective September __, 2002.

         IN WITNESS WHEREOF, the undersigned have this day signed this Instrument.


/s/John W. Ballantine                         /s/Lewis A. Burnham
--------------------------------              ----------------------------------
John W. Ballantine, Trustee                   Lewis A. Burnham, Trustee


/s/Donald L. Dunaway                          /s/James R. Edgar
--------------------------------              ----------------------------------
Donald L. Dunaway, Trustee                    James R. Edgar, Trustee


/s/Paul K. Freeman                            /s/William F. Glavin, Jr.
--------------------------------              ----------------------------------
Paul K. Freeman, Trustee                      William F. Glavin, Jr., Trustee


/s/Richard T. Hale                            /s/Robert B. Hoffman
--------------------------------              ----------------------------------
Richard T. Hale, Trustee                      Robert B. Hoffman, Trustee


/s/Shirley D. Peterson                        /s/Fred B. Renwick
--------------------------------              ----------------------------------
Shirley D. Peterson, Trustee                  Fred B. Renwick, Trustee


/s/William P. Sommers                         /s/John G. Weithers
--------------------------------              ----------------------------------
William P. Sommers, Trustee                   John G. Weithers, Trustee



Dated:  September __, 2002